UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2012

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2012, RRE Bristol Holdings, LLC, the wholly-owned subsidiary of Resource Real Estate Opportunity REIT, Inc. (the “Company”), entered into an agreement to purchase a multifamily community known as the Bristol Apartments, built in 1979 and located in Houston, Texas (“Bristol”), from an unaffiliated seller, Tritex Real Estate Advisors II, Inc., a Delaware corporation. Bristol is an 856-unit multifamily community located on an approximately 32-acre site with amenities, including but not limited to, a clubhouse, swimming pool, fitness center, and playground. The contract purchase price for Bristol is $11.4 million, excluding closing costs.

On March 19, 2012, the Company made an earnest money deposit of $500,000. Pursuant to the purchase and sale agreement, the Company would be obligated to purchase Bristol only after satisfaction of agreed upon closing conditions. The Company intends to fund the purchase of Bristol with proceeds from its ongoing initial public offering. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit up to $500,000 of earnest money.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 21, 2012, the Company, through a wholly owned subsidiary, purchased, at a discount, a non-performing promissory note (the “Note”), secured by a first priority mortgage on a multifamily townhome community, from an unaffiliated seller, U.S. Bank National Association. The contract purchase price for the Note was $10.3 million, excluding closing costs, and was funded with the proceeds from the Company’s ongoing public offering. The contract purchase price was approximately 52.2% of the $19.75 million outstanding principal balance of the Note (as of March 21, 2012). The Note was originated in March 2007 in the original principal amount of $19.75 million. The borrower, Deerfield Luxury Townhomes, LLC (the “Borrower”), is in default on the Note for failure to make monthly debt service payments.

The Note is secured by a mortgage (the “Mortgage”) encumbering the Deerfield Luxury Townhomes (“Deerfield”), a 166 unit multifamily townhome community located in Hermantown, Minnesota. Deerfield was constructed in 1993. Deerfield has an effective occupancy of 76.5% and offers tenants amenities including an outdoor pool, fitness center, clubhouse, basketball court, and sauna. The purchase price represents a 66% discount to the Company’s estimate of the replacement cost of the property if built today.

The Borrower is not affiliated with the Company or its advisor. As of March 21, 2012, the outstanding loan balance on the Note was approximately $19.75 million, plus unpaid interest and late fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: March 23, 2012	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)